CONSYGEN, INC.

                             SUBSCRIPTION AGREEMENT

                                 March ___, 2000

ConSyGen, Inc.
125 South 52nd Street
Tempe, AZ 85281 ATTN: _____________

Ladies and Gentlemen:

     The Company is hereby offering up to 2,400,000 Units (the "Units") to a limited number of persons who are accredited/sophisticated investors. Each Unit shall consist of one (1) share of the Company's Common Stock, par value $.003 per share (the "Common Stock"), and one (1) warrant (the "Warrant") to purchase shares of the Common Stock. The Warrant shall permit the holder thereof, for a period of thirty (30) months from the date of issuance, to purchase one (1) share of Common Stock at an exercise price of $1.50 per share. The Company must give at least thirty (30) days notice of such redemption, during which period the holders of the Warrants may exercise their Warrants in accordance with the terms thereof. The Units, Common Stock, Warrants and Common Stock issuable upon the exercise of the Warrants offered hereunder shall, where appropriate, be collectively referred to as the "Securities". The initial offering period will remain open until the earlier of the receipt of $600,000 in subscriptions from eligible investors, or March 15, 2000. The Company reserves the right to extend the Offering for an additional ninety (90) days.

     The undersigned hereby subscribes to ___________ units, of ConSyGen, Inc. (the "Company"), at a price of $0.25 per unit and has enclosed a certified check, cashier's check or personal check made payable to ConSyGen, Inc., in the amount of $___________________.

     In connection with the purchase of the Units, the undersigned acknowledges, warrants and represents to the Company as follows:

     1. The undersigned is acquiring the Units for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Units and not with a view to resale or any distribution of the Units, or any portion thereof.

     2. The undersigned (either alone or with its purchaser representative) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that the undersigned has requested. The undersigned is acquiring the Units solely upon its independent examination and judgment as to the prospects of the Company.

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
     3. The Units were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

     4. The undersigned acknowledges that an investment in the Units is speculative and the undersigned may have to continue to bear the economic risk of the investment in the Units for an indefinite period. The undersigned acknowledges that the Units are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale. The transferability of the Units is restricted by applicable federal and state securities laws and may be restricted under the laws of other jurisdictions.

     5. The undersigned is an "accredited investor" as such term is defined in Appendix A or is a sophisticated investor who, either individually or together with his purchaser representative is capable of evaluating the merits and risks of an investment in the Company.

     6. In consideration of the acceptance of this subscription, the undersigned agrees that the Units will not be offered for sale, sold or transferred by the undersigned other than pursuant to an effective registration under the federal and state securities law or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

     7. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Units or has made any finding or determination as to the fairness of any investment in the Units.

     8. The residence of the undersigned is as set forth below.

     The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents and attorneys from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.


ACCEPTANCE OF SUBSCRIPTION:                      SUBSCRIBER:

ConSyGen, Inc.                        --------------------------------------
                                      Name:

                                      --------------------------------------
                                      Address:

By:                                   --------------------------------------
   ------------------------------
     Lewis A. Burridge, President     --------------------------------------


Dated:
      ---------------------------

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                                   APPENDIX A

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, and (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals

     (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

        (i)  $200,000 individual income; or
        (ii) $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

     (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (7) Directors, executive officers or general partners of the Issuer.